Progen
                                                              Industries Limited




              BONUS ISSUE OF OPTIONS - RECORD DATE NOVEMBER 28 2003


BRISBANE AUSTRALIA, WEDNESDAY NOVEMBER 19, 2003, Progen Industries Limited (ASX:
PGL, Nasdaq: PGLAF) today announced that following the lodgement of the Bonus Options Issue form 3B and Prospectus, the record date for the Bonus Options Issue will be November 28, 2003. Shareholders on this date will be eligible to participate in the Bonus Options Issue at no cost. The issue will be prescribed on the basis of one option for every eight shares held on the record date. The prospectus outlines all the terms and conditions of the issue and will be mailed to all eligible shareholders on December 5 2003.

Progen's Chairman Stephen Chang said "The primary purpose of the bonus issue is to support Progen's growth strategy. We intend to create greater value for the company by augmenting our drug development pipeline by way of in-licensing and drug discovery, which will allow us to build an expanded drug development program. The clinical data emerging from PI-88 trials is encouraging and we remain confident that the PI-88 package represents a strong licensing opportunity."

This week additional patient safety and early efficacy data from two PI-88 Phase I clinical trials was presented at the AACR-EORTC-NCI* conference entitled "Molecular Targets and Cancer Therapeutics" in Boston, USA. Dr Rob Don, Progen's VP for Research and Development commented. "This international conference focuses on early clinical trials of novel compounds and updated data from our two US PI-88 trials were presented here. In the Phase I single agent solid tumor trial, one third of patients treated have shown disease stabilization for 3 months up to 27 months. In the Phase I combination trial where PI-88 is being co-administered with Taxotere(R) (docetaxel), the combination has been well tolerated. We are now looking forward to the completion of this Phase I trial in the near future and moving into three Phase II trials."


* American Association for Cancer Research (AACR), the European Organization for the Treatment of Cancer (EORTC), and the U.S. National Cancer Institute (NCI).

ENDS





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KEYWORDS  -  Progen,  cancer,  PI-88,  Phase  I,  Phase  II,  clinical  trials,
Antiangiogenesis.

WEB  LINKS  TO  RECENT  NEWS  AND  OTHER  INFORMATION  ABOUT  PROGEN:

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
Focus on cancer: Divestment of Lifesciences   www.progen.com.au/news/latest_news.cfm?item=318.0
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AGM 2003 Managing Directors Presentation      www.progen.com.au/news/latest_news.cfm?item=316.0
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New Placement Terms Announced                 www.progen.com.au/news/latest_news.cfm?item=313.0
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Progen to manufacture for Prima Biomed        www.progen.com.au/news/latest_news.cfm?item=310.0
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Progen Secures Share Placement                www.progen.com.au/news/latest_news.cfm?item=308.0
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Good Financial Results Bolster Strategy       www.progen.com.au/news/latest_news.cfm?item=304.0
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PI-88 meets Efficacy Endpoint Phase II Trial  www.progen.com.au/news/latest_news.cfm?item=299.0
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Funds received from Share Purchase Plan       www.progen.com.au/news/latest_news.cfm?item=298.0
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Encouraging sector news from ASCO             www.progen.com.au/news/latest_news.cfm?item=295.0
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Additional Results Support Trial Program      www.progen.com.au/news/latest_news.cfm?item=293.0
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PI-88 mode of action                          www.progen.com.au/researchdevelopment/pi-88.cfm
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Progen Industries Ltd.                        www.progen.com.au
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ABOUT  PROGEN:
Progen  Industries  Limited  is an Australian biotechnology company committed to the  discovery,  development  and  commercialisation  of  small  molecule pharmaceuticals  for  the  treatment  of  various  diseases.
Progen's  three  key  areas  of  expertise  are:

     - CLINICAL DEVELOPMENT via a comprehensive clinical trials programme involving its two lead compounds - PI-88 and PI-166.

     - DRUG DISCOVERY projects focusing on the development of potent, selective inhibitors of carbohydrate-protein interactions, which are implicated in many disease processes.

     - COMMERCIAL SERVICES manufacturing of biopharmaceutical products to world-class standards.

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
     CONTACTS:
     PROGEN INFORMATION:
     Sarah Meibusch                        Lewis Lee
     Business Development Manager          Managing Director
     Progen Industries Limited             Progen Industries Limited
     T:  61 7 3273 9100                    Ph: 61 7 3273 9100
     E: Sarah.Meibusch@progen.com.au
     -------------------------------

     PATIENT ENQUIRY LINE
     Tel: 0417 436 548
     Email: research@progen.com.au
     -------------------------------
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This press release contains forward-looking statements that are based on current management expectations and prevailing market conditions. These statements may differ materially from actual future events or results due to certain risks and uncertainties, including without limitation, risks associated with drug development and manufacture, risks inherent in the extensive regulatory approval process mandated by the United States Food and Drug Administration and the Australian Therapeutic Goods Administration, delays in obtaining the necessary approvals for clinical testing, patient recruitment, delays in the conduct of clinical trials, market acceptance of PI-88, PI-166 and other drugs, future capitals needs, general economic conditions, and other risks and uncertainties detailed from time to time in the Company's filings with the Australian Stock Exchange and the United States Securities and Exchange Commission. Moreover, there can be no assurance that others will not independently develop similar products or processes or design around patents owned or licensed by the Company, or that patents owned or licensed by the Company will provide meaningful protection or competitive advantages.


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